UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

INTERLINE BRANDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-32380	03-0542659
(Commission File Number)	(IRS Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (904) 421-1400

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

On March 19, 2014, Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey”), notified Wells Fargo Bank, National Association, the trustee for Interline New Jersey’s 7.50% Notes due 2018 (the “Notes”), of its election to call for redemption on March 26, 2014 (the “Redemption Date”), all of the outstanding Notes, and instructed the trustee to provide notice of such redemption to the holders of the Notes in accordance with the terms of the Indenture. The Notes will be redeemed at a redemption price of 105.625%of the principal amount thereof (or $1,056.25 per $1,000 in principal amount of the Notes) plus accrued and unpaid interest to, but not including, the Redemption Date. Following the redemption, none of the Notes will remain outstanding. This Current Report on Form 8-K does not constitute a notice of redemption of the Notes. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated by reference into this Item 2.04.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated March 19, 2014 announcing the call for redemption of remaining outstanding Notes not purchased in the tender offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

	By:	/s/ Michael Agliata
Name: Michael Agliata
Title: Vice President, General Counsel and Secretary

Date: March 19, 2014

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated March 19, 2014 announcing the call for redemption of remaining outstanding Notes not purchased in the tender offer.